Exhibit 99.1.2

                                  AGREEMENT


     AGREEMENT OF RESIGNATION, APPOINTMENT AND ACCEPTANCE, dated as of August 25, 1997 by and among ALLIANCE FARMS COOPERATIVE ASSOCIATION (the issuer), DOUG BROWN (the Brown), INTERSTATE/JOHNSON LANE CORPORATION (the Outside Agent), COLLECTIVELY, THE "DEPOSITORS", NATIONSBANK, N.A. (FORMERLY BOATMEN'S TRUST COMPANY) the "PRIOR ESCROW AGENT" and THE BANK OF NEW YORK, a banking corporation duly organized and existing under the laws of the State of New York and having its principal corporate trust office at 101 Barclay Street, Floor 12 East, New York, New York 10286 the "SUCCESSOR ESCROW AGENT".

                                  RECITALS:

     WHEREAS, the Depositors and Prior Escrow Agent entered into an Escrow Agreement dated as of February 17, 1995 (the "Agreement"), as amended January 31, 1997;

     WHEREAS, the Depositors desire to appoint Successor Escrow Agent as Escrow Agent to succeed Prior Escrow Agent in such capacity under the Agreement; and

     WHEREAS, Successor Escrow Agent is willing to accept such appointment as successor Escrow Agent under the Agreement; and

     NOW, THEREFORE, the Depositors, the Prior Escrow Agent and Successor Escrow Agent, for and in consideration of the premises of other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, hereby consent and agree as follows:

                                  ARTICLE I
                            THE PRIOR ESCROW AGENT


     SECTION 1.01 Prior Escrow Agent hereby resigns as Escrow Agent under the Agreement.

     SECTION 1.02 Prior Escrow Agent hereby assigns, transfers, delivers and confirms to Successor Escrow Agent all right, title and interest of Prior Escrow Agent in and to the property created and held under the Agreement and all the rights, powers and obligations of the Prior Escrow Agent under the Agreement and Successor Escrow Agent hereby accepts such assignment. Prior Escrow Agent shall execute and deliver such further agreements and shall do such other things as Successor Escrow Agent may reasonably require so as to more fully and certainly vest and confirm in Successor Escrow Agent all the rights, powers and obligations hereby assigned, transferred, delivered and confirmed to Successor Escrow Agent as Escrow Agent.


                                  ARTICLE II

                                THE DEPOSITORS


     SECTION 2.01 The Depositors hereby accept the resignation of Prior Escrow Agent as Escrow Agent under the Agreement.

     SECTION 2.02 All conditions relating to the appointment of The Bank of New York as Successor Escrow Agent under the Agreement, have been met by the Depositors, and the Depositors hereby appoint Successor Escrow Agent as Escrow Agent under the Agreement with like effect as if originally named as Escrow Agent in the Agreement.

                                 ARTICLE III

                          THE SUCCESSOR ESCROW AGENT


     SECTION 3.01 Successor Escrow Agent hereby represents and warrants to Prior Escrow Agent and to the Depositors that Successor Escrow Agent is not disqualified to act as Escrow Agent under the Agreement.

     SECTION 3.02 Successor Escrow Agent hereby accepts its appointment as successor Escrow Agent under the Agreement and accepts the rights, powers, duties and obligations of Prior Escrow Agent as Escrow Agent under the Agreement, upon the terms and conditions set forth therein, with like effect as if originally named as Escrow Agent under the Agreement.

                                  ARTICLE IV
                                MISCELLANEOUS


     SECTION 4.01 This Agreement and the resignation, appointment and acceptance effected hereby shall be effective as of the date of this Agreement.

     SECTION 4.02 This Agreement shall be governed by and construed in accordance with the laws of the State of New York.

     SECTION 4.03 This Agreement may be executed in any number of counterparts each of which shall be an original, but such counterparts shall together constitute but one and the same agreement.



     IN WITNESS WHEREOF, the parties hereto have caused this Agreement of Resignation, Appointment and Acceptance to be duly executed and acknowledged as of the day and year first above written.

DOUG BROWN                    ALLIANCE FARMS COOPERATIVE
AS DEPOSITOR                       ASSOCIATION
                              AS DEPOSITOR

____________________________  By:       ___________________________
DOUG BROWN                    Name:     ___________________________
                              Title:    ___________________________


                              INTERSTATE/JOHNSON LANE
                              CORPORATION
                              AS DEPOSITOR
                              By:       ___________________________
                              Name:     ___________________________
                              Title:    ___________________________



                              NATIONSBANK, N.A.
                              (FORMERLY BOATMEN'S TRUST COMPANY)
                              AS PRIOR ESCROW AGENT


                              By:       ___________________________
                              Name:     ___________________________
                              Title:    ___________________________



                              THE BANK OF NEW YORK
                              AS SUCCESSOR ESCROW AGENT


                              By:       ___________________________
                              Name:     ___________________________
                              Title:    ___________________________